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Exhibit 10.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                            SMOKY MARKET FOODS, INC.

                           CONVERTIBLE PROMISSORY NOTE


$___________                                                     APRIL ___, 2007



         FOR VALUE RECEIVED, Smoky Market Foods, Inc., a Nevada corporation (the "COMPANY") promises to pay to _______________________ ("INVESTOR"), or its registered assigns, in lawful money of the United States of America the principal sum of ________________________ ($_________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 9% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) May 31, 2007 (the "MATURITY DATE"), or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof. This Note is issued pursuant to the Securities Purchase Agreement, dated as of April ___, 2007 (as amended, modified or supplemented, the "PURCHASE AGREEMENT") between the Company and Investor.

         The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

         1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

                  (a) "COMMON STOCK" shall mean the common stock, par value $.001 per share, of the Company.

                  (b) "COMPANY" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

                  (c) "EVENT OF DEFAULT" has the meaning given in SECTION 4 hereof.

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                  (d) "INVESTOR" shall mean the Person specified in the
introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

                  (e) "LIEN" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

                  (f) "SEVENTY-FIVE PERCENT (75%) MAJORITY IN INTEREST" shall mean seventy-five percent (75%) or more of the aggregate outstanding principal amount of notes issued pursuant to the Purchase Agreement or other agreements with substantially similar terms to the Purchase Agreement.

                  (g) "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Company; (b) the ability of the Company to pay or perform the Obligations in accordance with the terms of this Note and the other Transaction Documents and to avoid an Event of Default, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default under any Transaction Document; or (c) the rights and remedies of Investor under this Note, the other Transaction Documents or any related document, instrument or agreement.

                  (h) "PURCHASE AGREEMENT" has the meaning given in the introductory paragraph hereof.

                  (i) "OBLIGATIONS" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor pursuant to the terms of this Note or the Purchase Agreement, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder.

                  (j) "PERSON" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(k) "REGISTRABLE SECURITIES" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Note or exercise of the Warrant issued under the Purchase Agreement, (ii) shares of Common Stock issued or issuable pursuant to the conversion of any Note or exercise of a Warrant issued under a purchase agreement with substantially similar terms and conditions as the Purchase Agreement, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above; PROVIDED, HOWEVER, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144 (y) which are eligible for re-sale pursuant to subsection (k) of Rule 144 or (z) which have been sold in a private transaction in which the transferor's rights under this Agreement are not validly assigned in accordance with this Agreement.

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                  (l) "RULE 144" shall mean Rule 144 promulgated under the
Securities Act.

                  (m) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  (n) "TRANSACTION DOCUMENTS" shall mean this Note, the Purchase Agreement and the Warrants issued under the Purchase Agreement.

         2. INTEREST. Accrued interest on this Note shall be payable at maturity of the principal amount hereunder.

         3. PREPAYMENT. This Note may be prepaid at any time without penalty.

         4. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Note and the other Transaction
Documents:

                  (a) FAILURE TO PAY. The Company shall fail to pay (i) when due any principal or interest payment on the due date hereunder or (ii) any other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within ten days of the Company's receipt of Investor's written notice to the Company of such failure to pay; or

                  (b) BREACHES OF COVENANTS. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in SECTIONS 4(A)) and (i) such failure shall continue for 15 days after the Company receives notice thereof from Investor, or (ii) if such failure is not curable within such 15-day period, but is reasonably capable of cure within 30 days, either (A) such failure shall continue for 30 days or (B) the Company shall not have commenced a cure in a manner reasonably satisfactory to Investor within the initial 15-day period; or

                  (c) VOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (d) INVOLUNTARY BANKRUPTCY OR INSOLVENCY PROCEEDINGS. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement.

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         5. RIGHTS OF INVESTOR UPON DEFAULT. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in SECTIONS 4(D)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the consent of holders of Seventy-five Percent (75%) Majority in Interest, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in SECTIONS 4(D), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction
Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

         6. CONVERSION.

                  (a) AUTOMATIC CONVERSION. In the event that prior to the Maturity Date, the NASD issues a trading symbol with respect to trading of the Common Stock on the OTC Bulletin Board or the OTC Pink Sheets (which event is hereinafter referred to as "COMMENCEMENT OF TRADING"), then the outstanding principal amount of and all accrued interest under this Note shall automatically convert into that number of shares of the Common Stock as is determined by dividing such principal amount, plus accrued interest, by $0.10 PER SHARE (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations). Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this
Note) promptly following receipt of notification of Commencement of Trading; PROVIDED, HOWEVER, that upon the Commencement of Trading, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence.

                  (B) OPTIONAL CONVERSION. The entire outstanding principal amount of, and all accrued interest under this Note shall be convertible at the option of Investor into that number of shares of the Common Stock as is determined by dividing such principal amount, plus accrued interest, by $0.10 per share (adjusted to reflect subsequent stock dividends, stock splits, combinations or recapitalizations). Before Investor shall be entitled to convert this Note into shares of Common Stock under this SECTION 6(B), it shall surrender this Note, duly endorsed, at the office of the Company and shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section, and shall state therein the amount of the unpaid principal amount of this Note to be converted and the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to Investor a certificate or certificates for the number of shares of Common Stock to which Investor shall be entitled upon conversion (bearing such legends as are required by the stock purchase agreement, the Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with a replacement Note (if any principal amount is not converted) and any other securities and property to which Investor is entitled upon such conversion under the terms of this Note,


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

including a check payable to Investor for any cash amounts payable as described in SECTION 7(c). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the Person or Persons entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record Investor of such shares of Common Stock as of such date.

                  (c) FRACTIONAL SHARES; INTEREST; EFFECT OF CONVERSION. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to Investor upon the conversion of this Note, the Company shall pay to Investor an amount equal to the product obtained by multiplying the conversion price by the fraction of a share not issued pursuant to the previous sentence. In addition, the Company shall pay to Investor any interest accrued on the amount converted and on the amount to be paid to the Company pursuant to the previous sentence. Upon conversion of this
Note in full and the payment of any amounts specified in this SECTION 7(C), the Company shall be forever released from all its obligations and liabilities under this Note.

         7. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in SECTIONS 9 and 10 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         8. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a Seventy-five Percent (75%) Majority in Interest.

         9. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor's counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this SECTION 9 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

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

         10. ASSIGNMENT BY THE COMPANY. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the holders of a Seventy-five Percent (75%) Majority in Interest or by Investor without the prior written consent of the Company.

         11. NOTICES. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Purchase Agreement, or at such other address or facsimile number as the Company shall have furnished to Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

         12. PAYMENT. Payment shall be made in lawful tender of the United
States.

         13. DEFAULT RATE; USURY. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus five percent (5%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

         14. WAIVERS. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

         15. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Iowa, without regard to the conflicts of law provisions of the State of Iowa or of any other state.

         The Company has caused this Note to be issued as of the date first written above.

                                            SMOKY MARKET FOODS, INC.
                                            a Nevada corporation

                                            By: ________________________

                                            Name:  EDWARD C. FEINTECH

                                            Title:  CHAIRMAN, PRESIDENT & CEO


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